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                                                              EXHIBIT 99.3

                    CONSENT OF WORD OF NET PROMOTIONS

  The undersigned hereby consents to the references to the undersigned under the caption "Linking and Affiliate Programs" included in the Registration Statement on Form S-1 of Cyberian Outpost, Inc. and any amendments thereto.

                                          Word of Net Promotions.

                                                  /s/  Roma Casey
                                          -------------------------------------

                                                     Roma Casey

July 2, 1998